As filed with the Securities and Exchange Commission on April 3, 2018
Registration No. 33-56828

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT (33-56828)
UNDER THE SECURITIES ACT OF 1933

Marathon Oil Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	25-0996816 (I.R.S. Employer Identification Number)
5555 San Felipe Street Houston, Texas (Address of Principal Executive Offices)	77056-2723 (Zip Code)
Marathon Oil Company Thrift Plan (Full title of the plan)

Reginald D. Hedgebeth
Senior Vice President, General Counsel and Secretary
5555 San Felipe Street
Houston, Texas 77056-2723
(713) 629-6600
(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Sean T. Wheeler
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any
new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act			☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

Marathon Oil Corporation (the “Registrant”) is filing this Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to Registration Statement on Form S-8 (33-56828) (the “Registration Statement”) for the purpose of deregistering unissued and unsold shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), issuable to participants under the Marathon Oil Company Thrift Plan (the “Plan”) and an indeterminate amount of interests to be offered or sold pursuant to the Plan. All rights to purchase shares under the Plan have been terminated or have expired.

In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment is being filed to deregister and remove all of the previously registered shares of Common Stock and plan interests that had been registered under the Registration Statement that remain unissued as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused these post-effective amendments to the Registration Statements to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on April 3, 2018.

MARATHON OIL CORPORATION

By:	/s/ Reginald D. Hedgebeth
Reginald D. Hedgebeth
Senior Vice President, General Counsel and Secretary
No other person is required to sign this Post-Effective Amendment on behalf of the Registrant in reliance on Rule 478 under the Securities Act of 1933, as amended.
The Plan: Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Houston, State of Texas, on April 3, 2018.

/s/ Deanna L. Jones
Deanna L. Jones
Plan Administrator